UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

THE GORMAN-RUPP COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road Mansfield, Ohio	44903
(Address of principal executive offices)	(Zip Code)

(419) 755-1011

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 1, 2015, the Compensation Committee of the Board of Directors of The Gorman-Rupp Company (the “Company”) approved initial grants of performance-based restricted stock awards for the Company’s executive officers and other officers and operating managers under The Gorman-Rupp Company 2015 Omnibus Incentive Plan (the “Plan”).

Recipients of performance share awards will receive a target award of performance shares that vest at the end of a performance period beginning January 1, 2015 and ending December 31, 2017, based on the levels of achievement of the performance goals established by the Compensation Committee, which may range from 0% to 150% of the target number of performance shares. The performance goals for these performance share awards are based on targeted operating income growth and shareholders’ equity growth, weighted 50% each. Each vested performance share represents the right to receive one common share of the Company.

The number of shares subject to the performance share awards granted to the Company’s named executive officers are as follows:

Executive Officer	Number of Shares
Jeffrey S. Gorman	7,323
Wayne L. Knabel	5,492
Brigette A. Burnell	3,661

As part of its approval of the initial grants, the Compensation Committee also approved a form of Performance Share Grant Agreement (the “Performance Share Agreement”) to be used to grant awards to eligible employee participants from time to time under the Plan. The Performance Share Agreement sets forth the terms of vesting and delivery of the shares underlying the respective award, including, among other things, the terms upon which the award may terminate and the vesting terms that may apply upon the termination of the participant’s employment with the Company due to death, disability or retirement. If there is a change in control of the Company, as defined in the Performance Share Agreement, prior to the vesting date applicable to the award, then the grantee will become vested in the shares underlying the award as and to the extent provided under the terms of the Performance Share Agreement.

The description of the Performance Share Agreement as contained herein is qualified in its entirety by reference to the full text of the form of Performance Share Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Form of Performance Share Grant Agreement under The Gorman-Rupp Company 2015 Omnibus Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By:	/s/ Brigette A. Burnell
Brigette A. Burnell
General Counsel and Corporate Secretary

May 4, 2015

Exhibit Index

Exhibit Number	Description

10.1	Form of Performance Share Grant Agreement under The Gorman-Rupp Company 2015 Omnibus Incentive Plan